January 26, 2015

Prudential Investment Portfolios 3

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Prudential Real Assets Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Prudential Investment Portfolios 3, a Delaware statutory trust (formerly known as Strategic Partners Series, Strategic Partners Opportunity Funds and JennisonDryden Opportunity Funds) (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Class Q (the “New Class”) shares (the “Shares”) of the Prudential Real Assets Fund Series of the Trust (the “Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-Effective Amendment No. 39 to Registration Statement No. 333-95849 under the Securities Act of 1933 on Form N-1A of the Trust filed with the Securities and Exchange Commission on November 6, 2014 (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on January 28, 2000 (the “Certificate”); the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on September 4, 2001 reflecting the change in the name of the Trust from Strategic Partners Series to Strategic Partners Opportunity Funds (the “First Certificate of Amendment”); the Certificate of Correction of the First Certificate of Amendment as filed in the State Office on May 14, 2002; the Certificate of Amendment to Certificate of Trust of the Trust as filed in the State Office on May 29, 2008 reflecting the change in the name of the Trust from Strategic Partners Opportunity Funds to JennisonDryden Opportunity Funds; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on February 4, 2010 reflecting the change in the name of the Trust from JennisonDryden Opportunity Funds to Prudential Investment Portfolios 3; the Agreement and Declaration of Trust of the Trust dated January 26, 2000 (the “Original Governing Instrument”, as amended by the April Resolutions (as defined below), the “Intermediate Governing Instrument” and, as amended by the Amendment Resolutions (as defined below), the “Governing Instrument”); the By-laws of the Trust (the “By-laws” and, as amended by the Amendment Resolutions, the “Amended By-laws”); Unanimous Written Consents of the Board of Trustees of the Trust dated as of January 26, 2000 and January 28, 2000 relating to the organization of the Trust; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on March 1, 2000 and May 24, 2000 relating to the organization of the Trust; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 22, 2001 relating to the change in name of the Trust from Strategic Partners Series to Strategic Partners Opportunity Funds; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on April 11, 2003 relating to certain amendments to the Original Governing Instrument and the By-laws (the “April Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 27, 2003 relating to certain amendments to the Intermediate Governing Instrument and the By-laws (collectively with the April Resolutions, the “Amendment Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on March 12, 2008 and March 13, 2008 relating to the change in the name of the Trust from Strategic Partners Opportunity Funds to JennisonDryden Opportunity Funds; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on December 9, 2009, December 10, 2009 and December 11, 2009 relating to the change in the name of the Trust from JennisonDryden Opportunity Funds to Prudential Investment Portfolios 3 (the “December 2009 Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on January 25, 2010 (the “January 2010 Resolutions”); a Written Consent of the Trustees of the Trust dated as of April 7, 2010 relating to the designation of the Fund as a Series of the Trust (the “April 2010 Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 15, 2010 relating to the change in name of the Fund from Prudential Commodity Strategy Fund to Prudential Real Assets Fund; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 15, 2010 relating to the creation of the New Class, the filing of the Registration Statement and the issuance of the Shares (the “September 2010 Resolutions” and collectively with the Registration Statement, the Governing Instrument, the Amended By-laws and all of the foregoing actions by the Trustees of the Trust, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Trustees of the Amendment Resolutions together with the other resolutions of the Trustees referenced above and the due adoption of the April 2010 Resolutions and the September 2010 Resolutions by the Trustees prior to the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Original Governing Instrument, the Intermediate Governing Instrument and the Governing Documents, as applicable, the satisfaction of all conditions precedent to the issuance of Shares and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate the Fund as a Series of the Trust and to designate the New Class as a Class of shares of the Fund and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that the amendments to the Original Governing Instrument and the By-laws as adopted by the Trustees pursuant to the April Resolutions were duly approved by the requisite vote of the Shareholders of the Trust; (v) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (vi) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares will occur, that would cause a termination, dissolution or reorganization of the Trust under Sections 2 or 3 of Article VIII of the Governing Instrument, Sections 2 or 3 of Article VIII of the Intermediate Governing Instrument or Sections 2 or 3 of Article VIII of the Original Governing Instrument, as applicable; (vii) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares will occur, that would cause a termination, dissolution or reorganization of the Fund under Section 6 of Article III or Sections 2 or 3 of Article VIII of the Governing Instrument, Section 6 of Article III or Sections 2 or 3 of Article VIII of the Intermediate Governing Instrument or Section 6 of Article III or Sections 2 or 3 of Article VIII of the Original Governing Instrument, as applicable; (viii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (ix) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument, the Intermediate Governing Instrument or the Original Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (x) that the Trustees of the Trust (A) duly authorized the change of name of the Trust from JennisonDryden Opportunity Funds to Prudential Investment Portfolios 3 pursuant to the December 2009 Resolutions and (B) intended the reference in the January 2010 Resolutions to “Prudential Investment Portfolio 3” to be “Prudential Investment Portfolios 3”; (xi) that each reference in the September 2010 Resolutions to the “Fund” included a reference to the Fund; and (xii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                  The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.                  The Shares to be issued and delivered to Shareholders of the Fund, upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 43 to Registration Statement No. 333-95849 under the Securities Act of 1933 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering

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